Exhibit 16.1

October 22, 2009

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re: QuikByte Software, Inc.

Gentlemen:

We have read the statement that we understand QuikByte Software, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Yours truly,

/s/ Pender Newkirk & Company LLP

Pender Newkirk & Company LLP

Certified Public Accountants

Tampa, Florida